Exhibit 20.14

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - January 2006

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		17.71%
Delinquency Rate:	30 to 59 days	1.20%
	60 to 89 days	0.75%
	90 + days	1.74%

Excess Spread Analysis

	Series	COMT 1998-1
	Portfolio Yield	18.59%
	Weighted Average Coupon	6.24%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	2.26%

Excess Spread Percentage:	Jan-06	8.59%
	Dec-05	10.03%
	Nov-05	8.36%
	3-Month Average Excess Spread	9.00%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - January 2006

Capital One Master Trust (COMT)

Series		COMT 1999-3
Size		$500 MM
Expected Maturity (Class A)		07/17/2006

Gross Monthly Payment Rate		17.71%
Delinquency Rate:	30 to 59 days	1.20%
	60 to 89 days	0.75%
	90 + days	1.74%

Excess Spread Analysis

	Series	COMT 1999-3
	Portfolio Yield	18.59%
	Weighted Average Coupon	5.09%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	2.26%

Excess Spread Percentage:	Jan-06	9.74%
	Dec-05	11.66%
	Nov-05	9.92%
	3-Month Average Excess Spread	10.44%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - January 2006

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1000 MM
Expected Maturity (Class A)		08/15/2007

Gross Monthly Payment Rate		17.71%
Delinquency Rate:	30 to 59 days	1.20%
	60 to 89 days	0.75%
	90 + days	1.74%

Excess Spread Analysis

	Series	COMT 2000-3
	Portfolio Yield	18.59%
	Weighted Average Coupon	5.11%
	Servicing Fee Percentage	2.00%
	Net Loss Rate	2.26%

Excess Spread Percentage:	Jan-06	9.22%
	Dec-05	11.15%
	Nov-05	9.40%
	3-Month Average Excess Spread	9.92%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - January 2006

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
Size		$1200 MM	$1200 MM	$750 MM	$1000 MM
Expected Maturity (Class A)		02/15/2008	03/15/2006	05/15/2006	08/15/2006

Gross Monthly Payment Rate		17.71%	17.71%	17.71%	17.71%
Delinquency Rate:	30 to 59 days	1.20%	1.20%	1.20%	1.20%
	60 to 89 days	0.75%	0.75%	0.75%	0.75%
	90 + days	1.74%	1.74%	1.74%	1.74%

Excess Spread Analysis

	Series	COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
	Portfolio Yield	18.59%	18.61%	18.59%	18.59%
	Weighted Average Coupon	4.85%	5.47%	5.39%	5.26%
	Servicing Fee Percentage	2.00%	2.00%	2.00%	2.00%
	Net Loss Rate	2.26%	2.26%	2.26%	2.26%

Excess Spread Percentage:	Jan-06	9.47%	8.88%	8.93%	9.06%
	Dec-05	11.31%	10.24%	10.33%	10.46%
	Nov-05	9.66%	8.66%	8.73%	8.86%
	3-Month Average Excess Spread	10.15%	9.26%	9.33%	9.46%

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - January 2006

Capital One Master Trust (COMT)

Series		COMT 2001-6	COMT 2001-8
Size		$1300 MM	$1000 MM
Expected Maturity (Class A)		08/15/2008	10/16/2006

Gross Monthly Payment Rate		17.71%	17.71%
Delinquency Rate:	30 to 59 days	1.20%	1.20%
	60 to 89 days	0.75%	0.75%
	90 + days	1.74%	1.74%

Excess Spread Analysis

	Series	COMT 2001-6	COMT 2001-8
	Portfolio Yield	18.59%	18.59%
	Weighted Average Coupon	4.96%	4.69%
	Servicing Fee Percentage	2.00%	2.00%
	Net Loss Rate	2.26%	2.26%

Excess Spread Percentage:	Jan-06	9.37%	9.63%
	Dec-05	11.27%	11.03%
	Nov-05	9.55%	9.43%
	3-Month Average Excess Spread	10.06%	10.03%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - January 2006

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1000 MM	$620 MM	$750 MM
Expected Maturity (Class A)		01/15/2009	03/15/2007	05/15/2007

Gross Monthly Payment Rate		17.71%	17.71%	17.71%
Delinquency Rate:	30 to 59 days	1.20%	1.20%	1.20%
	60 to 89 days	0.75%	0.75%	0.75%
	90 + days	1.74%	1.74%	1.74%

Excess Spread Analysis

	Series	COMT 2002-1	COMT 2002-2	COMT 2002-4
	Portfolio Yield	18.59%	18.59%	18.59%
	Weighted Average Coupon	4.88%	4.82%	4.96%
	Servicing Fee Percentage	2.00%	2.00%	2.00%
	Net Loss Rate	2.26%	2.26%	2.26%

Excess Spread Percentage:	Jan-06	9.44%	9.51%	9.36%
	Dec-05	11.28%	11.35%	10.76%
	Nov-05	9.63%	9.70%	9.16%
	3-Month Average Excess Spread	10.12%	10.19%	9.76%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.